UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2007

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 12, 2007, Cytokinetics, Incorporated issued a press release announcing the initiation of a Phase II clinical trials program evaluating CK-1827452, a novel cardiac myosin activator, in the potential treatment of patients with either acutely decompensated or chronic heart failure. The first patient has been dosed in the first Phase IIa clinical trial of the program, which is designed to evaluate the safety, tolerability, and pharmacodynamic and pharmacokinetic profile of an intravenous formulation of CK-1827452 in patients with stable heart failure. Additionally, the press release announced that Cytokinetics recently initiated a Phase I clinical trial with CK-1827452 in the United Kingdom designed to evaluate the effects of ketoconazole, a CYP3A4 inhibitor, on the pharmacokinetics of CK-1827452 in sixteen healthy male volunteers. CK-1827452 is the subject of a Collaboration and Option Agreement executed in December 2006 by Cytokinetics and Amgen Inc. A copy of the press release is being filed as Exhibit 99.1 to this Current Report and is hereby incorporated by reference into this item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
----------------------------------
99.1 Press Release, dated April 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

April 12, 2007	By:	/s/ Robert I. Blum

Name: Robert I. Blum
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 12, 2007